Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Zai Lab Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, par value $0.000006 per share (3)	457(h)	97,908,743 (4)	$2.34825	$229,914,205.75	0.00011020	$25,336.55

Total Offering Amounts					$229,914,205.75		$25,336.55

Total Fee Offsets							—

Net Fee Due							$25,336.55

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional Ordinary Shares as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s American Depositary Shares (“ADSs”) as reported by the NASDAQ Global Market on October 24, 2022, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $25.99 and $20.975, respectively. One of the Registrant’s ADSs represents ten Ordinary Shares.

(3)

These shares may be represented by the Registrant’s ADSs. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).

(4)

The Zai Lab Limited 2022 Equity Incentive Plan (the “Plan”) authorizes the issuance of a maximum number of Ordinary Shares equal to 97,908,743 as of June 22, 2022 (i.e., the date the Plan was approved by Zai Lab Limited’s shareholders). The Plan was approved by shareholders at the 2022 Annual General Meeting of Shareholders of Zai Lab Limited held on June 22, 2022. These Ordinary Shares may be represented by the Registrant’s ADSs. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).